Exhibit 99.1

FOR IMMEDIATE RELEASE November 23, 2004	Contact:	David Peikin 301-296-2262 dpeikin@visualnetworks.com

Larry Barker Appointed Chairman of the Board of Visual
Networks

Barker, Company’s President and CEO, Succeeds Visual Networks Founder
Scott Stouffer as Board Chairman

     Rockville, MD — Visual Networks, Inc.® (Nasdaq: VNWK), a leading provider of network and application performance management solutions, today announced that Larry Barker has been named chairman of its board of directors. Barker has served as Visual Networks’ president and CEO and a member of its board of directors since April 2003. Barker succeeds Scott Stouffer, the company’s founder, who remains on the board.

     “In his eighteen months leading Visual Networks, Larry has done an outstanding job spearheading a dramatic turnaround in the company’s performance,” said Stouffer. The entire board enthusiastically embraces Larry’s assumption of the Chairman’s role. We remain supremely confident in Visual Networks’ future with Larry Barker at the helm.”

     “Visual Networks is positioned for growth on account of its innovative technology that can bridge the growing network application integrity gap, over 2,500 enterprise customers, strong channel partners and growing software and hardware functionality,” said Barker. “I look forward to serving as the company’s chairman of the board and overseeing Visual Networks’ continued resurgence and increased market penetration.”

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About Visual Networks
Visual Networks (Nasdaq: VNWK) is a leading provider of network and application performance management solutions. The company’s technologies enable enterprises to reliably and securely manage the delivery of mission-critical applications across their infrastructures. Visual Networks’ products increase application and network availability, optimize the use of bandwidth, and reduce operating costs across traditional and IP-based infrastructures. For more information, visit http://www.visualnetworks.com.

Forward Looking Statement
Certain statements in this press release may constitute “forward-looking statements” with respect to Visual Networks, Inc. and its subsidiaries (collectively, the “Company”). Forward-looking statements are based on management’s views and assumptions regarding business performance and future events as of the time the statements are made. These statements involve risks and uncertainties, including the risks detailed in Visual Networks’ filings with the U.S. Securities and Exchange Commission, which may cause actual results of the Company to differ materially from the statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

© 2004 Visual Networks, Inc.